Franklin Auto Trust 2002-1
Monthly Servicing Report

Collection Period:                                    August 2002
Distribution Date:                                    September 20, 2002
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              5,894      103,623,906.41       8.89%           69.38               65.74              3.64
      ii.    Non-Prime Loans          4,197       70,962,988.28      13.21%           67.20               64.15              3.05
      iii.   Sub-Prime Loans            140        1,663,105.44      18.69%           61.23               56.44              4.79
      iv.    Pre-funding Account                  58,750,000.00
      v.     Total Loans             10,231      235,000,000.13      10.72%           68.42               65.01              3.41

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  37,000,000.00   1.92625%  06/20/2003   35242RAN4
      ii.    Class A-2 Notes  59,000,000.00      2.83%  05/20/2005   35242RAP9
      iii.   Class A-3 Notes  65,000,000.00      3.74%  11/20/2006   35242RAQ7
      iv.    Class A-4 Notes  74,000,000.00      4.51%  02/22/2010   35242RAR5

   C.  Spread Account

     i.   Initial Cash Deposit                        0.00
     ii.  Spread Account Floor Amount         2,350,000.00
     iii. Specified Spread Account Amount     3.00% of Outstanding Pool Balance
     iv.  Maximum Spread Account Amount       10.00% of Outstanding Pool Balance
     v.   Initial Payment Provider Commitment 7,050,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,201      126,057,906.84       8.87%           69.21               64.79              4.42
      ii.    Non-Prime Loans          5,595       94,767,519.16      13.13%           67.28               63.49              3.79
      iii.   Sub-Prime Loans            185        2,259,297.31      18.56%           61.67               56.89              4.78
      iv.    Pre-funding Account                           0.00
      v.     Total Loans             12,981      223,084,723.31      10.78%           68.31               64.16              4.15

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              25,084,723.31           0.00
      ii.    Class A-2 Notes              59,000,000.00           0.00
      iii.   Class A-3 Notes              65,000,000.00           0.00
      iv.    Class A-4 Notes              74,000,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                1,900,471.74
      ii.    Payment Provider Commitment                4,792,069.96

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days   60-89 Days    90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           213,254.92   28,782.26          0.00         0.00   111,257.28                     0.00
      ii.    Non-Prime Loans       693,616.30  126,311.02     19,097.15         0.00   153,135.50                     0.00
      iii.   Sub-Prime Loans        48,269.93   23,514.03     13,869.29         0.00    13,869.29                     0.00
      iv.    Total Loans           955,141.15  178,607.31     32,966.44         0.00   278,262.07                     0.00

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              13           3              0            0                5                   0
      ii.    Non-Prime Loans          43           9              1            0                9                   0
      iii.   Sub-Prime Loans           4           2              1            0                1                   0
      iv.    Total Loans              60          14              2            0               15                   0

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.17%        0.02%          0.00%      0.00%               0.09%                   0.00%
      ii.    Non-Prime Loans        0.73%        0.13%          0.02%      0.00%               0.16%                   0.00%
      iii.   Sub-Prime Loans        2.14%        1.04%          0.61%      0.00%               0.61%                   0.00%
      iv.    Total Loans            0.43%        0.08%          0.01%      0.00%               0.12%                   0.00%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.18%        0.04%          0.00%      0.00%               0.07%                   0.00%
      ii.    Non-Prime Loans        0.77%        0.16%          0.02%      0.00%               0.16%                   0.00%
      iii.   Sub-Prime Loans        2.16%        1.08%          0.54%      0.00%               0.54%                   0.00%
      iv.    Total Loans            0.46%        0.11%          0.02%      0.00%               0.12%                   0.00%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,071      122,126,429.06       8.86%           69.28               63.94              5.34
      ii.    Non-Prime Loans          5,512       92,254,072.37      13.13%           67.29               62.59              4.70
      iii.   Sub-Prime Loans            180        2,170,047.73      18.63%           61.62               55.90              5.72
      iv.    Pre-funding Account                           0.00
      v.     Total Loans             12,763      216,550,549.16      10.78%           68.35               63.28              5.07

   B.  Delinquencies in Period
                                  30-59 Days   60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           277,657.20    100,735.77    43,644.09         0.00     139,101.97            17,904.97
      ii.    Non-Prime Loans       431,336.23    344,294,63    60,132.71         0.00     275,756.83           123,233.49
      iii.   Sub-Prime Loans        79,217.44     28,332.09    13,917.68         0.00      44,553.00            13,869.29
      iv.    Total Loans           788,210.87    473,362.49   117,694.48         0.00     459,411.80           155,007.75

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              19          5              2             0              8                         1
      ii.    Non-Prime Loans          30         21              4             0             16                         8
      iii.   Sub-Prime Loans           8          2              1             0              3                         1
      iv.    Total Loans              57         28              7             0             27                        10

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.23%       0.08%          0.04%          0.00%          0.11%                    0.01%
      ii.    Non-Prime Loans        0.47%       0.37%          0.07%          0.00%          0.30%                    0.13%
      iii.   Sub-Prime Loans        3.65%       1.31%          0.64%          0.00%          2.05%                    0.64%
      iv.    Total Loans            0.36%       0.22%          0.05%          0.00%          0.21%                    0.07%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.27%       0.07%          0.03%          0.00%          0.11%                    0.01%
      ii.    Non-Prime Loans        0.54%       0.38%          0.07%          0.00%          0.29%                    0.15%
      iii.   Sub-Prime Loans        4.44%       1.11%          0.56%          0.00%          1.67%                    0.56%
      iv.    Total Loans            0.45%       0.22%          0.05%          0.00%          0.21%                    0.08%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         2,010,803.16
             b.  Principal Collections                        6,379,166.40

      ii.    Net Liquidation Proceeds                            82,391.50
      iii.   Post Disposition Recoveries                            146.10
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

  D.  Pre-funding Account
             Beginning Balance                                        0.00
             Withdrawal from Pre-funding Acct During Current
             Collection Period                                        0.00
             Ending Balance                                           0.00

   E.  Total Available
      i.     Total Interest Collections                       2,010,803.16
      ii.    Total Principal Collections                      6,461,557.90
      iii.   Collected Funds                                  8,472,361.06
      iv.    Reinvestment Income Collected in Capitalized
               Interest Account                                      67.68
      v.     Reinvestment Income Collected in Pre-funding Acct    6,106.17
      vi.    Monthly Capitalized Interest Amount                      0.00
      vii.   Reinvestment Income Collected in Spread Account      1,382.16

   F.  Month End Pool Balance
      i.     Beginning Pool Balance                         223,084,723.31
      ii.    Principal Collections                            6,461,557.90
      iii.   Realized and Cram-Down Losses                       72,616.25
      iv.    Month End Pool Balance                         216,550,549.16

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                       105,048.26
             b.  Non-prime Receivables @ 1.50%                  118,459.40
             c.  Sub-prime Receivables @ 2.00%                    3,765.50
             d.  Total Servicing Fee                            227,273.15
             e.  Total Receivables @ 1.25%                      232,379.92

      ii.    Base Servicing Fee (less of id. and ie.)           227,273.15
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                                 0.00
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                           0.00
      vii.   Supplemental Servicing Fee                          29,220.65
      viii.  Total Supplemental Servicing Fee                    29,220.65

   B.  Surety Fee
      i.     Surety Fee Rate                                         0.160%
      ii.    Base Surety Fee Due                                 29,744.63
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                29,744.63

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     1.92625%         31         41,608.41        0.00         0.00             41,608.41
      ii.    Class A-2 Notes        2.83%         30        139,141.67        0.00         0.00            139,141.67
      iii.   Class A-3 Notes        3.74%         30        202,583.33        0.00         0.00            202,583.33
      iv.    Class A-4 Notes        4.51%         30        278,116.67        0.00         0.00            278,116.67
      v.     Total                  3.56%                   661,450.08        0.00         0.00            661,450.08

   D.  Bond Principal

      i.     Beginning Note Balance                         223,084,723.31
      ii.    Current Pool Balance                           216,550,549.16
      iii.   Principal Distributable Amount                   6,534,174.15

   E.  Total Required Distributions                           7,452,642.01
   F.  Total Available Funds                                  8,478,613.33
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       1,901,853.90
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            4,792,069.96
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 8,478,613.33

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 8,478,613.33

                                                                                                        Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall         for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                  227,273.15         227,273.15                0.00       8,251,340.18
   C.  Surety Fee                                      29,744.63          29,744.63                0.00       8,221,595.55
   D.  Note Interest                                  661,450.08         661,450.08                0.00       7,560,145.47
   E.  Principal Distributable Amount               6,534,174.15       6,534,174.15                0.00       1,025,971.32
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00                0.00       1,025,971.32
   G.  Reimbursement of Previous Surety Draws               0.00               0.00                0.00       1,025,971.32
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00                0.00       1,025,971.32
   I.  Reserve Deposit                                448,146.10         448,146.10                0.00         577,825.22
   J.  Payment of Additional Servicing Fee                  0.00               0.00                0.00         577,825.22
   K.  Deposit to Certificate Distribution Acct.      577,825.22         577,825.22                0.00               0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       25,084,723.31     6,534,174.15      18,550,549.16    41,608.41       41,608.41             0.00
   B.  Class A-2 Notes       59,000,000.00             0.00      59,000,000.00   139,141.67      139,141.67             0.00
   C.  Class A-3 Notes       65,000,000.00             0.00      65,000,000.00   202,583.33      202,583.33             0.00
   D.  Class A-4 Notes       74,000,000.00             0.00      74,000,000.00   278,116.67      278,116.67             0.00
   E.  Total                223,084,723.31     6,534,174.15     216,550,549.16   661,450.08      661,450.08             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  5.65%
      ii.    Previous Month                                 6.38%
      iii.   Second Previous Month                          3.51%
      iv.    Three-Month Average                            5.28%
      v.     Previous Three Month Average                     N/A
      vi.    Second Previous Three Month Average              N/A

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,350,000.00
      ii.    Spread Account Specified Amount        6,496,516.47
      iii.   Spread Account Maximum Amount         21,655,054.92
      iv.    Spread Account Required Amount         2,350,000.00

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                 0.00          0.00      1,901,853.90     4,792,069.96
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      1,901,853.90     4,792,069.96
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      1,901,853.90     4,792,069.96
      iv.    Deposit to Spread Account from Waterfall                    448,146.10          0.00      2,350,000.00     4,792,069.96
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                       0.00          0.00      2,350,000.00     4,792,069.96
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      2,350,000.00     4,792,069.96
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00    645,553.49      2,350,000.00     4,146,516.47
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      2,350,000.00     4,146,516.47
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      2,350,000.00     4,146,516.47

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.75%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                   24
   M.  Balance of Loans Extended During the Current
         Collection Period                                           430,908.11


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            ------------------------------------------------------------------------------------
   i.     Prime Loans               0.00        17,904.97               0.00       6,354.97        1.7524%
   ii.    Non-Prime Loans           0.00       123,233.49               0.00      60,947.89        1.4625%
   iii.   Sub-Prime Loans           0.00        13,869.29               0.00       5,167.29        2.4675%
   iv.    Total Loans               0.00       155,007.75               0.00      72,470.15        1.6416%




/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President